EXHIBIT 99.1

The Community Financial Corporation Announces Expansion To Stock Purchase Program

WALDORF, Md., Oct. 20, 2020 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), reported that the Company’s Board of Directors has approved an expansion to its existing stock purchase plan. Before today’s Board action, the Company had authorization to repurchase up to 184,863 shares of the Company’s common stock pursuant the stock repurchase plan previously adopted by the Board on May 4, 2015. After today’s Board action, the Company may repurchase up to 300,000 of the Company’s outstanding shares of common stock using up to $7.0 million of the proceeds the Company raised in its recently completed $20.0 million subordinated debt offering.

“We remain committed to enhancing overall stockholder value,” commented William J. Pasenelli, President and Chief Executive Officer. “While the new stock repurchase plan increases the Company’s overall ability to buy back shares up to 300,000 shares, we currently expect to limit the capital spent on repurchases during the fourth quarter of 2020 and the first quarter of 2021 to $300,000 per quarter, for an aggregate of $600,000, while we monitor the impact of the pandemic on asset quality. Nevertheless, the Board believes that it is prudent to enhance the Company’s ability to repurchase shares of stock under its repurchase program, particularly in an environment in which we believe the Company’s stock remains undervalued.”

Repurchases may be made from time to time in the open market, in privately negotiated stock purchases or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission and applicable federal securities laws. The share repurchase plan does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company’s discretion.

The Community Financial Corporation Information

The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, which conducts business through its main office in Waldorf, Maryland, and branch offices in Bryans Road, California, Charlotte Hall, Dunkirk, La Plata, Leonardtown, Lusby, Prince Frederick and Waldorf, Maryland and Fredericksburg, Virginia.

 Forward-looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation, those relating to the Company’s and Community Bank of the Chesapeake’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to any acquisition we have undertaking or that we undertake in the future; plans and cost savings regarding branch closings or consolidation; any statement of expectation or belief; projections related to certain financial metrics; and any statement of assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: risks, uncertainties and other factors relating to the COVID-19 pandemic (including the length of time that the pandemic continues, the ability of states and local governments to successfully implement the lifting of restrictions on movement and the potential imposition of further restrictions on movement and travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations; the remedial actions and stimulus measures adopted by federal, state and local governments, and the inability of employees to work due to illness, quarantine, or government mandates); the synergies and other expected financial benefits from any other acquisition that we undertake; may not be realized within the expected time frames; changes in The Community Financial Corporation or Community Bank of the Chesapeake’s strategy, costs or difficulties related to integration matters might be greater than expected; availability of and costs associated with obtaining adequate and timely sources of liquidity; the ability to maintain credit quality; general economic trends; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the impact of government shutdowns or sequestration; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of litigation that may arise; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2019, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

Contact:
William Pasenelli
President and Chief Executive Officer
240-427-1033